UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2018

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01. Entry into a Material Definitive Agreement.

Controlled Equity OfferingSM Sales Agreement

On August 21, 2018, Ekso Bionics Holdings, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Agent”). Under the terms of the Sales Agreement, the Company may issue and sell shares of its common stock, from time to time, to or through the Agent, acting as sales agent. The Agent may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, on any other existing trading market for the Company’s common stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or by any other method permitted by law, including negotiated transactions, subject to the prior written consent of the Company.

The Company will pay the Agent compensation for sales of the shares equal to 3.0% of the aggregate sales price per share of shares sold through the Agent, as sales agent, under the Sales Agreement.

The Company is not obligated to sell and the Agent is not obligated to buy or sell any shares under the Sales Agreement. No assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place.

The shares will be offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-218517), which was declared effective under the Securities Act of 1933, as amended, on June 16, 2017 (the “Shelf Registration Statement”). Under the prospectus supplement filed on August 21, 2018, the Company may offer and sell shares of its common stock having an aggregate offering price of up to $25,000,000.

A copy of the Sales Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Snell & Wilmer LLP issued its opinion with respect to the legality of the shares of common stock that may be issued pursuant to the Sales Agreement, which opinion is attached hereto and incorporated herein by reference as Exhibit 5.1.

ITEM 8.01. Other Events.

In connection with the offering, in consideration for the Company agreeing to additional public disclosure obligations in connection with the transactions contemplated by the Sales Agreement, holders of outstanding warrants issued by the Company in December 2015 (the “December 2015 Warrants”) agreed to irrevocably waive their preemptive rights under Section 4.13(b) of the December 2015 Warrants with respect to the transactions contemplated by the Sales Agreement. A copy of the Form of Waiver of Subsequent Equity Sale Prohibition is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The foregoing description of the material terms of the Form of Waiver of Subsequent Equity Sale Prohibition and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.1.

In addition, holders of a requisite number of shares of common stock and/or warrants issued by the Company pursuant to a Purchase Agreement dated on or about April 2, 2017, as amended by a certain Warrant Repurchase and Amendment dated August 4, 2017 (the “2017 Purchase Agreement”), entered into further agreements amending the Purchase Agreement to exclude offerings of the Company’s common stock in “at the market” transactions from the notice and participation rights set forth therein. A copy of the Form of Amendment to the Purchase Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein. The foregoing description of the material terms of the Form of Amendment to the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Controlled Equity OfferingSM Sales Agreement, dated August 21, 2018, between Ekso Bionics Holdings, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Snell & Wilmer LLP

23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1)

99.1	Form of Waiver of Subsequent Equity Sale Prohibition

99.2	Form of Amendment to Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: August 21, 2018